UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 3, 2023

TURNING POINT BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37763	20-0709285
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5201 Interchange Way, Louisville, KY	40229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 778-4421
N/A
(Former name, former address and former fiscal year, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPB	New York Stock Exchange

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Turning Point Brands, Inc. held its Annual Meeting of Stockholders on May 3, 2023, at which the following matters were voted upon:

(1)	Election of Directors;
(2)	Ratification of RSM US LLP as independent auditors for the year ending December 31, 2023;
(3)	Advisory vote to approve named executive officer compensation, and
(4)	A shareholder proposal regarding strategic alternatives for the NewGen business.

The final number of votes cast with respect to each matter is set out below:

(1)	Election of Directors:

Nominee	Votes For	Votes Withheld	Broker Non- Votes
Gregory H.A. Baxter	8,529,760	2,329,794	-
H.C. Charles Diao	10,170,200	689,354	-
Ashley D. Frushone	8,376,534	2,483,020	-
David Glazek	10,472,703	386,851	-
Graham Purdy	10,743,629	115,925	-
Rohith Reddy	10,822,643	36,911	-
Stephen Usher	10,763,034	96,520	-
Lawrence S. Wexler	10,472,863	386,691	-
Arnold Zimmerman	10,748,847	110,707	-

(2)	Ratification of RSM US LLP as independent auditors for the year ending December 31, 2023:

For	13,262,151
Against	30,156
Abstain	14,923
Broker Non-Votes	-

(3)	Advisory vote to approve named executive officer compensation:

For	10,637,880
Against	208,049
Abstain	13,625
Broker Non-Votes	2,447,676

(4)	A shareholder proposal regarding strategic alternatives for the NewGen business:

For	500,107
Against	10,333,596
Abstain	25,851
Broker Non-Votes	2,447,676

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.

Date: May 5, 2023	By:	/s/ Brittani Cushman
	Name:	Brittani Cushman
	Title:	Senior Vice President, General Counsel and Secretary